UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2014

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Common Stock Offering
On May 21, 2014, Post Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Common Stock Underwriting Agreement”) with Barclays Capital Inc., as representative (the “Representative”) of the several underwriters named in Schedule I to the Common Stock Underwriting Agreement. Pursuant to the terms and conditions of the Common Stock Underwriting Agreement, the Company agreed to sell 5,500,000 shares of common stock, par value $.01 per share (the “Common Stock”), at a price to the public of $47.70 per share (the “Common Stock Offering”). In addition, the Company granted the underwriters a 30-day option to purchase up to 825,000 additional shares of Common Stock, which was exercised in full on May 22, 2014.
The Company closed the Common Stock Offering, including the issuance of the additional 825,000 shares, on May 28, 2014 in accordance with the terms of the Common Stock Underwriting Agreement. Net proceeds from the Common Stock Offering, after commissions or discounts to the underwriters and the payment of certain expenses, were approximately $289.9 million. The Company intends to use the net proceeds from the Common Stock Offering to fund a portion of the previously announced acquisition of MFI Holding Corporation (“Michael Foods”), and to pay related costs, fees and expenses. If the acquisition is not completed, Post intends to use the net proceeds from the Common Stock Offering and the concurrent Unit offering (as defined below), for general corporate purposes, which could include, among other things, financing future acquisition opportunities, working capital and capital expenditures.
The sale of the Common Stock was made pursuant to Post’s Registration Statement on Form S-3, as amended (File No. 333-194459) (the “Registration Statement”), including the prospectus dated May 19, 2014 contained therein, as supplemented by a preliminary prospectus supplement with respect to the Common Stock Offering filed with the Securities and Exchange Commission on May 19, 2014 and a final prospectus supplement with respect to the Common Stock Offering filed with the SEC on May 23, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
The Common Stock Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. Pursuant to the terms of the Common Stock Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after May 21, 2014 without first obtaining the written consent of Barclays Capital Inc. on behalf of the underwriters, subject to certain exceptions. The Company has also agreed to indemnify such underwriters in the Common Stock Offering against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
A copy of the Common Stock Underwriting Agreement is attached hereto as Exhibit 1.1, and the description of the terms of the Common Stock Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Lewis, Rice & Fingersh, L.C. relating to the validity of the shares of Common Stock sold in the Common Stock Offering (the “Common Stock Opinion”). The Common Stock Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.
Tangible Equity Units Offering
Underwriting Agreement
Also on May 21, 2014, the Company entered into an underwriting agreement (the “Unit Underwriting Agreement”) with Barclays Capital Inc. (the “Representative”), as representative of the several underwriters named in Schedule I to the Unit Underwriting Agreement, related to a public offering of 2,500,000 5.25% tangible equity units, each with a stated amount of $100.00 (the “Unit Offering”). Pursuant to the terms of the Unit Underwriting Agreement, Post granted the underwriters an option to purchase up to 375,000 additional tangible equity units, which was exercised in full on May 22, 2014.
The Company closed the Unit Offering, including the issuance of the additional 375,000 Units, on May 28, 2014 in accordance with the terms of the Unit Underwriting Agreement. Net proceeds from the Unit Offering, after commissions or discounts to the underwriters and the payment of certain expenses, were approximately $278.4 million. The Company intends to use the net proceeds from the Unit Offering to fund a portion of the Michael Foods acquisition and to pay related costs, fees and expenses. If the acquisition is not completed, Post intends to use the net proceeds from the Unit Offering and the Common Stock Offering for general corporate purposes, which could include, among other things, financing future acquisition opportunities, working capital and capital expenditures.

Each Unit is comprised of (i) a prepaid stock purchase contract (each a “Purchase Contract”) that shall be settled by delivery of a number of shares of Post’s Common Stock to be determined pursuant to the Purchase Contract Agreement (as defined below) and (ii) a senior amortizing note due June 1, 2017 (each an “Amortizing Note”) that has an initial principal amount of $14.5219 per Amortizing Note, and will pay equal quarterly cash installments of $1.3125 per Amortizing Note (or, in the case of the installment payment due on September 1, 2014, $1.35625 per Amortizing Note), which in the aggregate would be equivalent to a 5.25% cash distribution per year with respect to each $100.00 stated amount of each Unit.
The sale of the Units was made pursuant to the Registration Statement, including the prospectus dated May 19, 2014 contained therein, as supplemented by a preliminary prospectus supplement with respect to the Unit Offering filed with the Securities and Exchange Commission on May 19, 2014 and a final prospectus supplement with respect to the Unit Offering filed with the SEC on May 23, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
The Unit Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. Pursuant to the terms of the Unit Underwriting Agreement and related lock-up agreements, the Company and all of its directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after May 21, 2014 without first obtaining the written consent of Barclays Capital Inc. on behalf of the underwriters, subject to certain exceptions. The Company has also agreed to indemnify such underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.
A copy of the Unit Underwriting Agreement is attached hereto as Exhibit 1.2, and the description of the terms of the Unit Underwriting Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Attached as Exhibits 5.2 and 5.3, respectively, to this Current Report and incorporated herein by reference are copies of the opinions of Lewis, Rice & Fingersh, L.C. and Epstein, Becker & Green, P.C. relating to the validity of the Units, Purchase Contracts and Amortizing Notes, and the shares of Common Stock to be issued upon settlement of the Purchase Contracts (collectively, the “Unit Offering Opinions”). The Unit Offering Opinions are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.
Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit, in each case in accordance with the terms of the Purchase Contract Agreement.
Post does not intend to apply for a listing of the Units, the separate Purchase Contracts or the separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system.
Purchase Contracts
In connection with the issuance of the Units, Post entered into a Purchase Contract Agreement (the “Purchase Contract Agreement”), dated as of May 28, 2014, with U.S. Bank National Association, as purchase contract agent and as attorney-in-fact for the holders of the Purchase Contracts from time to time, and as trustee under the Indenture (as defined below).
Unless settled earlier at the holder’s option, on June 1, 2017 (subject to postponement in certain limited circumstances), each Purchase Contract will automatically settle, and Post will deliver a number of shares of Common Stock based on the sum of the daily settlement amounts (as defined below) for each of the 20 consecutive trading days (as defined in the Purchase Contract Agreement) during the period beginning on, and including, the 22nd scheduled trading day immediately preceding June 1, 2017 (such period, the “observation period”). The “daily settlement amount” for each purchase contract and for each of the 20 consecutive trading days during the observation period consists of:

•
if the daily VWAP is equal to or greater than $58.4325 per share (the “threshold appreciation price”), subject to adjustment, a number of shares of Common Stock equal to (i) 1.7114 shares of Common Stock, subject to adjustment (the “minimum settlement rate”) divided by (ii) 20;

•
if the daily VWAP is less than the threshold appreciation price but greater than $47.70 per share (the “reference price”), each subject to adjustment, a number of shares of Common Stock equal to (i) the Unit stated amount of $100.00 divided by the daily VWAP divided by (ii) 20;

•
if the daily VWAP of Common Stock is less than or equal to the reference price of $47.70 per share, subject to adjustment, a number of shares of Common Stock equal to (i) 2.0964 shares of Common Stock, subject to adjustment (the “maximum settlement rate”) divided by (ii) 20.

The initial minimum settlement rate is approximately equal to the Unit stated amount of $100.00 divided by the initial threshold appreciation price of $58.4325 per share. The initial maximum settlement rate is approximately equal to the Unit stated amount of $100.00 divided by the initial reference price of $47.70 per share.
On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the third business day immediately preceding June 1, 2017, any holder of a Purchase Contract may settle its Purchase Contract early, and Post will deliver to such holder a number of shares of Common Stock equal to the minimum settlement rate as determined under the Purchase Contract Agreement. In addition, if a “fundamental change” (as defined in the Purchase Contract Agreement) occurs and the Purchase Contract holder elects to settle its Purchase Contract early in connection with such fundamental change, such holder will receive a number of shares of Common Stock based on the fundamental change early settlement rate, as determined under the Purchase Contract Agreement.
Post may elect to settle all outstanding Purchase Contracts early at the maximum settlement value. If Post elects to settle the Purchase Contracts early, the holders of the Amortizing Notes will have the right to require Post to repurchase the Amortizing Notes. Except for cash payments in lieu of fractional shares, and except after certain merger events, the Purchase Contract holders will not receive any cash payments under the Purchase Contracts.
Amortizing Notes
In connection with the issuance of the Amortizing Notes, Post entered into a First Supplemental Indenture, dated as of May 28, 2014 (the “Supplemental Indenture”), with U.S. Bank National Association, as Trustee (the “Trustee”), to the Indenture, dated as of May 28, 2014, with the Trustee (the “Base Indenture,” and together with the Supplemental Indentures, the “Indenture”).
On each March 1, June 1, September 1 and December 1, commencing on September 1, 2014, Post will pay holders of Amortizing Notes equal quarterly cash installments of $1.3125 per Amortizing Note (or, in the case of the installment payment due on September 1, 2014, $1.35625 per Amortizing Note) (such installments, the “installment payments”), which cash installment payments in the aggregate will be equivalent to a 5.25% cash distribution per year with respect to each $100.00 stated amount of each Unit. Each installment payment will constitute a payment of interest (at a rate of 5.25% per annum) and a partial repayment of principal on each Amortizing Note, allocated as set forth in the amortization schedule provided in the Indenture.
The Indenture contains certain covenants by Post, including a covenant that limits Post’s ability to amalgamate, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets unless certain conditions are satisfied. The Indenture also contains customary events of default which would permit the holders of the Amortizing Notes to declare those Amortizing Notes to be immediately due and payable if not cured within applicable grace periods, including the failure to make timely installment payments on the Amortizing Notes or other material indebtedness, the failure to satisfy covenants and specified events of bankruptcy and insolvency.
The foregoing description of the Unit Underwriting Agreement, the Purchase Contract Agreement, the Indenture and the related instruments and transactions associated therewith does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreements and instruments, each of which is attached hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above with respect to the Unit offering is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 28, 2014	Post Holdings, Inc.
(Registrant)

	By:	/s/ Robert V. Vitale
Name: Robert V. Vitale
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibits Number	Description

1.1	Common Stock Underwriting Agreement, dated as of May 21, 2014, between Post Holdings, Inc. and Barclays Capital Inc.

1.2	Tangible Equity Units Underwriting Agreement, dated as of May 21, 2014, between Post Holdings, Inc. and Barclays Capital Inc.

4.1	Indenture, dated May 28, 2014, between Post Holdings, Inc. and U.S. Bank National Association.

4.2	First Supplemental Indenture, dated May 28, 2014, between Post Holdings, Inc. and U.S. Bank National Association, as trustee.

4.3	Purchase Contract Agreement, dated May 28, 2014, between Post Holdings, Inc. and U.S. Bank National Association.

4.4	Form of Unit (included in Exhibit 4.3).

4.5	Form of Purchase Contract (included in Exhibit 4.3).

4.6	Form of Amortizing Note (included in Exhibit 4.1).

5.1	Opinion of Lewis, Rice & Fingersh, L.C.

5.2	Opinion of Lewis, Rice & Fingersh, L.C.

5.3	Opinion of Epstein, Becker & Green, P.C.

23.1	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1 and 5.2).

23.2	Consent of Epstein, Becker & Green, P.C. (included in Exhibit 5.3).